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                                                            Exhibit 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 21,1997 appearing on page F-2 of Developers Diversified Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated January 15, 1997, which appears on page F-2 of the Current Report on Form 8-K dated June 16, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Cleveland, Ohio
August 15, 1997